UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 E. Pima Center Parkway, Suite 250

Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

(480) 305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2024, Composite Solutions, Inc. (“CSI”), a direct wholly-owned subsidiary of TPI Composites, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CCI Global Water Fund LP (“CCI”) pursuant to which CSI will divest 100% of the issued and outstanding shares of the capital stock of its direct wholly-owned subsidiary, TPI, Inc. (the “Automotive Subsidiary”) to CCI for an aggregate cash purchase price of $1.00 (the “Divestiture”). The Automotive Subsidiary is engaged in the development, commercialization and implementation of the Company’s automotive industry related products (the “Business”). The Purchase Agreement also contemplates that the parties will enter into a transition services agreement that will provide for additional compensation to the Company based on services rendered. The Purchase Agreement contains customary representations, warranties and covenants related to the Business, CSI, the Automotive Subsidiary and the Company and mutual indemnification obligations. The completion of the Divestiture is subject to customary closing conditions and the Divestiture is expected to close on June 30, 2024 (such date, the “Closing Date”).

Item 2.06.	Material Impairment.

The Automotive Subsidiary was classified as held for sale in the Company’s consolidated balance sheets as of December 31, 2023 and March 31, 2024. The Company has previously disclosed it was exploring strategic alternatives for the Automotive Subsidiary, which could result in a material impairment of the business’s assets. As a result of the divestiture, the Company expects to recognize a non-cash, pre-tax impairment charge of approximately $20 million during the second quarter of fiscal 2024. The impairment charge will not result in any cash expenditures. As the Company has not yet finalized its analysis and the transaction is not expected to close until June 30, 2024, the impairment charge recorded in the second quarter of fiscal 2024 could differ materially from the Company’s preliminary estimate.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Divestiture and the sale of the Business to CCI as described in the Purchase Agreement, effective as of the Closing Date, Jerry Lavine, the Company’s current President, Automotive and a named executive officer accepted an offer of employment from CCI and in connection therewith will be deemed to have resigned effective as of the Closing Date and is discharged from his duties with the Company effective as of the Closing Date.

Item 7.01.	Regulation FD Disclosure.

On June 17, 2024 the Company issued a press release announcing the Divestiture. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01 and Exhibit 99.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: the sale of the Company’s automotive business, including the anticipated closing date of the Divestiture, and the material financial impairments associated with the Divestiture, as well as the entry into future revenue generating ancillary agreements in connection with the Divestiture. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated June 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: June 17, 2024	By:	/s/ William E. Siwek
William E. Siwek
President and Chief Executive Officer